Exhibit 99.1

Filed by Archipelago Holdings, Inc. Pursuant to

Rule 425 under the Securities Act of 1933 and

deemed filed pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Companies:

Archipelago Holdings, Inc.

(Commission File No. 001-32274)

The New York Stock Exchange, Inc.

Investor Advisory

NYSE and Archipelago CEOs to Hold Investor and Analyst Presentation on Merger Announcement

New York and Chicago – April 20, 2005 – The NYSE and Archipelago Holdings, Inc. (PCX: AX), today announced that they have entered a definitive merger agreement, creating NYSE Group, Inc., bringing together the world’s leading equities market with the most successful fully electronic exchange.

WHAT: The CEOs of both the NYSE and Archipelago will hold an investor and analyst conference call to discuss the deal and answer questions.  Additionally, there will be a concurrent presentation over the Internet.

WHEN: April 20, 2005, 5pm EDT

WHERE: Via conference call and Internet; dial-in information is as follows:

Dial-in number:	XXX (DOMESTIC)
XXX (INTERNATIONAL)

Passcode:	XXX

Web address: http://investor.archipelago.com/phoenix.zhtml?c=140290&p=irol-irhome

A replay of the call will be available beginning at 7:00pm EDT today, April 20 through April 27.  The dial in number for the replay is 888-286-8010 (DOMESTIC) and 617-801-6888 (INTERNATIONAL).  The pass-code is 53504946.

Please contact Nevin Reilly of Sloane & Company with any questions at 212-446-1893.

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Important Merger Information

In connection with the proposed merger of Archipelago Holdings and the New York Stock Exchange, the parties intend to file relevant materials with the SEC, including a joint proxy statement/prospectus regarding the proposed transaction.  Such documents, however, are not currently available.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Archipelago and NYSE without charge, at the SEC’s website (http://www.sec.gov)

once such documents are filed with the SEC. Copies of the joint proxy statement/prospectus will also be available, without charge, once they are filed with the SEC by directing a request to Archipelago, Attention: Investor Relations, at 100 South Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.

Archipelago, NYSE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Archipelago shareholders in respect of the proposed transaction. Information regarding Archipelago’s directors and executive officers is available in Archipelago’s proxy statement for its 2005 annual meeting of stockholders, dated March 31, 2005.  Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.